Exhibit 99.1

AdTheorent Holding Company, Inc. Reports First Quarter Results and Reaffirms

Full-Year 2022 Guidance

Revenue Increased 10.6% Year over Year; Adjusted Gross Profit Increased 10.5% Year over Year

Exceptional Growth in New Initiatives and Strong Innovation Cadence Continues

Commitment to Profitable Growth Drives Better-than-Guided Profitability

New York, NY — May 11, 2022 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a programmatic digital advertising leader using advanced machine learning technology and privacy-forward solutions to deliver real-world value for advertisers and marketers, today announced first quarter 2022 financial results.

First Quarter 2022 Financial Highlights:

•
Revenue: Revenue increased by $3.3 million in first quarter 2022, or 10.6%, to $34.2 million from $31.0 million in first quarter 2021, driven by strength across a diverse portfolio of customer verticals.
•
Gross Profit: Gross Profit increased to $16.5 million in first quarter 2022, an increase of $0.4 million, or 2.4%, as compared to first quarter 2021. Gross Profit Margin was 48.1%, compared to 51.9% in first quarter 2021.
•
Adjusted Gross Profit*: Adjusted Gross Profit* increased to $23.0 million in first quarter 2022, an increase of $2.2 million, or 10.5%, as compared to first quarter 2021. Adjusted Gross Profit Margin was 67.1%, compared to 67.2% in first quarter 2021.
•
Net (Loss) Income: Net Income decreased $44.1 million in first quarter 2022 to a net loss of $42.3 million from a net income of $1.8 million in first quarter 2021.
•
Adjusted EBITDA*: Adjusted EBITDA* decreased to $1.3 million in first quarter 2022, a decrease of $5.5 million, or 80.8%, as compared to first quarter 2021. Adjusted EBITDA as a percentage of Adjusted Gross Profit of 5.6% represented a decrease from 32.4% in first quarter 2021.

First Quarter 2022 Business and Operating Highlights

•
AdTheorent’s CTV revenue grew 42% in Q1 2022, compared to Q1 2021, as AdTheorent continued to scale deployment of its highly differentiated CTV solutions. The Company believes that its data-driven and performance-focused approach to CTV is a competitive advantage that will sustainably drive above-industry revenue growth.

•
As part of AdTheorent’s dedication to focused innovation that drives market differentiation and customer adoption, the Company completed several meaningful platform enhancements in Q1:
•
Inventory Marketplace: Fragmentation and inconsistency in publisher and content details makes it difficult for advertisers to target a desired publisher’s content. AdTheorent’s Inventory Marketplace, deployed in Q1, is a robust and easily activated library within the AdTheorent platform, allowing customers to seamlessly create and activate customized groupings of publishers and content.

•
Optimizer Technology: AdTheorent’s suite of optimizers provides automated algorithm-based campaign decisioning far more quickly and effectively than solutions which are more reliant on the behaviors of individual traders. In Q1, AdTheorent released a CTV-focused price optimizer enhancement which dynamically adjusts a single user-entered bid price using details about the CTV publisher, content, genre and rating – freeing customers from managing multiple, often widely variant, bids. In the first quarter alone, this generated 1.5 million bid price adjustments – or an average of 12 bid price changes per minute – without a trader. AdTheorent also launched the first iteration of a multi-goal optimizer designed to optimize campaign delivery simultaneously towards bid price and Key Performance Indicators ("KPIs"). Combining both price and performance into a single model obviates the need for multiple tactics, creates operational efficiencies, and advances advertiser goals. During the first quarter, campaign data showed that the multi-goal optimizer improved campaign KPI performance by more than 30%, and cost efficiencies by almost 20%.

•
Full-Funnel Campaign and KPI Optimization: During Q1, the Company also made great progress expanding upon its “Full-Funnel” approach to campaign and KPI optimization, including introducing Funnel-Depth Features into Cost Per Action ("CPA") models, expanding on already-advanced "Model Inheritance Capabilities". The Company also introduced Conversion Influence Reporting to validate the efficacy of campaign performance at each stage of the funnel and illustrate how exposure throughout the funnel drives performance.

•
Funnel-Depth Enhancements: AdTheorent’s machine learning-based funnel-depth enhancements relate to how upper or middle funnel conversion events inform CPA models, ultimately driving more efficient CPAs for the ultimate campaign KPI (e.g., sales). Prior to implementing funnel depth features, AdTheorent’s models did not differentiate between engagement at the different depths of the funnel. As a result, the models initially optimized toward landing page views, for example, or other high-volume upper funnel actions, until this generated sufficient KPI conversions to switch to a KPI-based model. With the new funnel depth information, as soon as models have enough “next-level-events” within the funnel, the model dynamically switches, getting campaigns to KPI, or “conversion-based”, targeting in less time.

•
Model Inheritance Capabilities: These funnel-depth enhancements also represent a key advancement to AdTheorent’s existing Model Inheritance Capabilities – which is the way AdTheorent’s platform uses the predictive score from one model (e.g., a click model or brand safety model) as an input or variable to another model. In the end, this drives operational efficiencies by reducing the number of tactics needed to create and manage the conversion funnel. Most importantly, the ability to guide consumers through the conversion journey is paramount to advertisers seeking demonstrable returns on their media spend.

•
Conversion Influence Reporting: In Q1, AdTheorent introduced Conversion Influence Reporting to highlight the effectiveness of upper and mid-funnel media exposure on the resulting conversion events by showing how different media types, line items, creatives and strategies work together to drive conversion. For example, these reports can highlight that one media type drives a user to a landing page, while another takes the user from landing page to KPI conversion, or, it could show that a combination of creatives and tactics are required to drive the conversion event. During the quarter, the Company executed a campaign to drive insurance quote completes for a national insurance company, running a mix of cross-device display and video tactics. AdTheorent’s Conversion Influence Reporting showed that users exposed to both video and display media converted at a 612% and 112% higher rate than those exposed to just video or display, respectively. This reporting illustrates the efficacy of AdTheorent capabilities and drives customer retention and revenue growth.

•
During Q1, a new partnership materially enhanced AdTheorent's data infrastructure and will drive even better KPI performance for customer campaigns. The location-based consumer data integration provides more than 700 additional data signals for bid request scoring and modeling. In addition to more than tripling the number of available signals, these high-quality signals indicate strong relevance to model performance and conversion uplift. AdTheorent’s ability to leverage machine-learning capabilities across valuable seed data sets allows the Company to offer unique first-party data insights which further advance the Company’s proprietary predictive modeling and measurement capabilities.

“We are extremely pleased with our performance in the first quarter of 2022. We increased revenue 10.6% year-over-year, and Adjusted Gross Profit increased 10.5%, exceeding the high end of our guidance. Demand for AdTheorent’s privacy-forward and machine learning-powered solutions remains extremely strong, and we are confident that the product and tech investments we are making will drive sustained competitive advantages,” said James Lawson, CEO of AdTheorent. “Our team is working tirelessly to expand AdTheorent's competitive advantage and lead programmatic digital advertising into a machine learning-powered post-ID era. We will continue to invest behind an array of exciting growth opportunities and are confident these will help scale and position our business for sustained and profitable growth.”

* Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

Second Quarter 2022 Financial Outlook

Our outlook for the second quarter of 2022 includes the following:

•
Revenue in the range of $45.2 million to $46.2 million.
•
Adjusted gross profit in the range of $30.0 million to $30.8 million.
•
Adjusted EBITDA in the range of $6.5 million to $7.0 million.

Full Year 2022 Financial Outlook

Our outlook for the year ending December 31, 2022 includes the following:

•
Revenue in the range of $202.2 million to $206.0 million.
•
Adjusted gross profit in the range of $131.5 million to $134.5 million.
•
Adjusted EBITDA in the range of $31.6 million to $32.0 million.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including stock compensation expense, are not predictable, making it impractical for the Company to provide guidance on net income or to reconcile its Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

About AdTheorent

AdTheorent (Nasdaq: ADTH) uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's machine learning-powered Platform A\T powers its predictive targeting, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was awarded "Best AI-Based Advertising Solution" (AI Breakthrough Awards) for four consecutive years and "Most Innovative Product" (B.I.G. Innovation Awards) for five consecutive years. Additionally, AdTheorent is the only six-time recipient of Frost & Sullivan's "Digital Advertising Leadership Award." AdTheorent is headquartered in New York, with fourteen offices across the United States and Canada. For more information, visit adtheorent.com.

Conference Call and Webcast Details:

AdTheorent will host a conference call and webcast at 4:30 p.m. ET today, May 11, 2022, to discuss its first quarter 2022 financial results and business highlights. The conference call can be accessed by dialing (844) 705-1467 from the United States and Canada or (929) 517-0943 International with Conference ID 4793265. The live webcast of the conference call and other materials related to AdTheorent’s financial performance can be accessed from AdTheorent’s investor relations website at investors.adtheorent.com.

Following the completion of the call until 7:30 p.m. ET on Wednesday, May 18, 2022, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 International with Conference ID 4793265. A webcast replay will also be available at investors.adtheorent.com for 12 months.

Presentation:

The Business Combination on December 22, 2021 was accounted for as a reverse recapitalization and accordingly, pursuant to GAAP, the condensed consolidated financial statements presented below as of and for the quarter ended March 31, 2021 have been recast and are presented on an as-converted basis using a calculated exchange ratio. In addition, the exchange ratio is utilized for calculating earnings per share in all prior periods presented.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding the anticipated growth and recovery from the effects of COVID-19.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

April Scee, ICR

AdTheorentIR@icrinc.com (646) 277-1219

Press Contact:

Press@adtheorent.com

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands, except per share data)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$63,717	$100,093
Accounts receivable, net	38,894	55,936
Income tax recoverable	93	95
Prepaid expenses	6,990	3,801
Total current assets	109,694	159,925
Property and equipment, net	478	409
Operating lease right of use assets	6,276	—
Investment in SymetryML Holdings	861	—
Customer relationships, net	7,831	8,986
Other intangible assets, net	6,986	7,608
Goodwill	34,842	35,778
Deferred income taxes, net	1,459	434
Other assets	365	402
Total assets	$168,792	$213,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,857	$12,382
Accrued compensation	3,564	10,530
Accrued expenses	3,293	4,664
Operating lease liabilities, current	1,210	—
Total current liabilities	16,924	27,576
Revolver borrowings	—	39,017
SAFE Notes	—	2,950
Warrants	28,102	12,166
Seller's Earn-Out	42,737	18,081
Deferred income taxes, net	—	—
Operating lease liabilities, non-current	6,990	—
Deferred rent	—	1,869
Total liabilities	94,753	101,659
Commitments and contingencies

Stockholders’ equity
Preferred Stock	—	—
Common Stock	9	9
Additional paid-in capital	73,258	70,778
Retained earnings	772	42,512
Total stockholders’ equity attributable to AdTheorent Holding Company, Inc.	74,039	113,299
Noncontrolling interests in consolidated subsidiaries	—	(1,416)
Total stockholders' equity	74,039	111,883
Total liabilities and stockholders’ equity	$168,792	$213,542

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended
	March 31, 2022	March 31, 2021
Revenue	$34,241	$30,967
Operating expenses:
Platform operations	17,772	14,888
Sales and marketing	10,330	8,058
Technology and development	4,285	2,463
General and administrative	5,601	2,137
Total operating expenses	37,988	27,546
(Loss) income from operations	(3,747)	3,421
Interest expense, net	(109)	(600)
Loss on change in fair value of Seller's Earn-Out	(24,656)	—
Loss on change in fair value of warrants	(15,936)	—
Gain on deconsolidation of Symetry ML	1,939	—
Loss on change in fair value of SAFE Notes	(788)	—
Other expense, net	(18)	—
Total other expense, net	(39,568)	(600)
Net (loss) income before benefit (provision) for income taxes	(43,315)	2,821
Benefit (provision) for income taxes	1,025	(988)
Net (loss) income	$(42,290)	$1,833
Less: Net loss attributable to noncontrolling interest	550	170
Net (loss) income attributable to AdTheorent Holding Company, Inc.	$(41,740)	$2,003
Earnings per share:
Basic	$(0.49)	$0.03
Diluted	$(0.49)	$0.03
Weighted-average common shares outstanding:
Basic	85,743,994	59,853,506
Diluted	85,743,994	60,297,546

Non-GAAP Financial Measures

We use financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted gross profit. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a % of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate our business.

The tables below show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by management and the board, used to evaluate our operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. We believe this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, we add back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to adjusted gross profit for the periods presented:

	Three Months Ended
	March 31, 2022	March 31, 2021
	(In thousands)
Revenue	$34,241	$30,967
Less: Platform operations	17,772	14,888
Gross Profit	16,469	16,079
Add back: Other platform operations	6,516	4,719
Adjusted Gross Profit	$22,985	$20,798

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by us as net income (loss), before interest expense, net, depreciation, amortization and income tax expense. Adjusted EBITDA is defined as EBITDA before stock compensation expense, transaction costs, management fees, non-core operations and other potential non-recurring items. Net income (loss) is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by our management and board to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. We believe that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, we believe that these measures provide useful information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the periods presented:

	Three Months Ended
	March 31, 2022	March 31, 2021
	(in thousands)
Net (loss) income	$(42,290)	$1,833
Interest expense, net	109	600
Tax (benefit) expense	(1,025)	988
Depreciation and amortization	2,088	2,102
EBITDA	$(41,118)	$5,523
Equity based compensation	1,988	164
Seller's Earn-Out equity-based compensation	492	—
Transaction costs (1)	140	241
Loss on change in fair value of Seller's Earn-Out (2)	24,656	—
Loss on change in fair value of warrants (3)	15,936	—
Gain on deconsolidation of SymetryML (4)	(1,939)	—
Loss on change in fair value of SAFE Notes (5)	788
Management fees (6)	—	217
Non-core operations (7)	351	599
Adjusted EBITDA	$1,294	$6,744

(1)
Includes incurred transaction-related expenses and costs related to strategic initiatives in the three months ended March 31, 2021 which were suspended due to the COVID-19 pandemic. In the three months ended March 31, 2022, includes professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the "Business Combination") on December 22, 2021.
(2)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The loss represents the increase in fair value of the Seller's Earn-Out from December 31, 2021 to March 31, 2022.
(3)
In connection with the Business Combination, a liability for warrants was recorded. The loss represents the increase in fair value of the warrants from December 31, 2021 to March 31, 2022.
(4)
In the three months ended March 31, 2022, we deconsolidated SymetryML which resulted in a gain. Refer to Note 20 — SymetryML and SymetryML Holdings of our Condensed Consolidated Financial Statements, included in our Form 10-Q as of March 31, 2022 filed today, for more information.
(5)
In the three months ended, March 31, 2022, the SAFE Notes were valued which resulted in a loss. Refer to Note 11 — SAFE Notes of our Condensed Consolidated Financial Statements, included in our Form 10-Q as of March 31, 2022 filed today, for more information..
(6)
On December 22, 2016, we closed a growth recapitalization transaction with H.I.G. Capital. The agreements related to fees paid to H.I.G. Capital were discontinued effective December 22, 2021, the closing date of the Business Combination.
(7)
Effective as of March 1, 2020, we effectuated a contribution of our SymetryML department into a new subsidiary, SymetryML, Inc. We periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Note”) with several parties We view SymetryML operations as non-core, and do not intend to fund future operational expenses incurred in excess of SAFE Note funding secured. Effective March 31, 2022, we will no longer consolidate SymetryML. Refer to Note 20 — SymetryML and SymetryML Holdings of our Condensed Consolidated Financial Statements, included in our Form 10-Q as of March 31, 2022 filed today, for more information.

The following table presents Adjusted EBITDA as a Percentage of Adjusted Gross Profit and Adjusted Gross Profit as a Percentage of Revenue:

	Three Months Ended
	March 31, 2022	March 31, 2021
	(In thousands, except for percentages)
Gross Profit	$16,469	$16,079
Net (loss) income	$(42,290)	$1,833
Net (loss) income as a % of Gross Profit	-256.8%	11.4%
Adjusted Gross Profit	$22,985	$20,798
Adjusted EBITDA	$1,294	$6,744
Adjusted EBITDA as a % of Adjusted Gross Profit	5.6%	32.4%
Gross Profit	$16,469	$16,079
Revenue	$34,241	$30,967
Gross Profit as a % of Revenue	48.1%	51.9%
Revenue	$34,241	$30,967
Adjusted Gross Profit	$22,985	$20,798
Adjusted Gross Profit as a % of Revenue	67.1%	67.2%